Exhibit 32.2

Certification of Interim Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation (“Sharper Image”), does hereby certify that:

a)	The Annual Report on Form 10-K for the fiscal year ended January 31, 2007 of Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of Sharper Image.

By:	/s/ Daniel W. Nelson
Daniel W. Nelson
Senior Vice President
Interim Chief Financial Officer
May 31, 2007